Exhibit 99.1

FY 2018 FOURTH QUARTER EARNINGS

ADIENT

November 9, 2018

Adient reports fourth quarter 2018 financial results; suspends quarterly cash dividend

- GAAP results impacted by one-time, non-cash charges
- Q4 GAAP net loss and EPS diluted of $(1,355)M and $(14.51) respectively; Q4 Adjusted-EPS diluted of $1.30
- Q4 Adjusted-EBIT and Adjusted-EBITDA of $149M and $251M, respectively
- Q4 free cash flow of $307M; the expansion of an accounts receivable financing facility initiated in Q3 provided an approximate $48M benefit to free cash flow
- Gross debt and net debt totaled $3,430M and $2,743M, respectively, at September 30, 2018

> "I'm confident the challenges that impacted Adient's FY2018 results are being addressed. The team is focused on executing our transformation plan to drive improved profitability, cash flow, and returns to our shareholders."
>
> Doug DelGrosso,
> President and Chief Executive Officer

FY 2018 Q4 RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME (LOSS) attributable to Adient	EPS DILUTED
AS REPORTED	$4,145M	$(1,044)M	$(1,355)M	$(14.51)
vs. Q4 17	+4%	NM	NM	NM

	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	$149M	$251M	$122M	$1.30
vs. Q4 17	-50%	-36%	-44%	-44%

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM – not a meaningful comparison

RECENT DEVELOPMENTS


ADNT
LISTED
NYSE
ADIENT

Amended the company's main credit agreement. The amendment increased the maximum total bank-adjusted net leverage covenant ratio to 4.5x from 3.5x.


Balance Sh

Suspended the company's quarterly cash dividend beginning in Q2 fiscal 2019 to increase financial flexibility and increase focus on debt reduction.



Q4 GAAP net loss was impacted by ~$1.5B of one-time, non-cash charges, primarily associated with asset impairments and the recording of valuation allowances against certain deferred tax assets.


ADIENT

Unconsolidated Seating and SS&M revenue increased to $2.2B (up 3% excluding FX) in Q4; equity income of $83M.

ADIENT ● FISCAL FOURTH QUARTER 2018 EARNINGS ● 1

KEY OPERATING METRICS

	SALES					
	CONSOLIDATED	UNCONSOL. SEATING AND SS&M	UNCONSOL. INTERIORS	ADJ. EQUITY INCOME [a]	INTEREST EXPENSE	ADJ. EFFECTIVE TAX RATE [a]
Q4 18	**$4,145M**	**$2,222M**	**$1,998M**	**$89M**	**$35M**	**(26.3)%**
Q4 17	$3,979M	$2,206M	$2,166M	$103M	$33M	10.3 %
	Futuris acquisition combined with increased volume drove the y-o-y improvement	Up 1% y-o-y; up 3% excluding FX	Down 8% y-o-y; flat y-o-y excluding FX and low margin cockpit sales	Seating and SS&M equity income up 2% y-o-y; Interiors equity income down 73%	In line with company expectations given the company's debt and cash position	Q418 adj. effective tax rate reflects lower y-o-y earnings, geographic composition of earnings and reduced U.S. tax rate

a/ - On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix

SEGMENT RESULTS

	SEATING		SS&M		INTERIORS	
	Q4 18	Q4 17	Q4 18	Q4 17	Q4 18	Q4 17
ADJ. EBITDA [a]	**$301M**	**$403M**	**$(34)M**	**$4M**	**$6M**	**$22M**
	Negative business performance (driven by launch inefficiencies and lower net material margin) and increased commodity costs were the primary factors behind the y-o-y decline		Negative business performance (driven by launch inefficiencies) and increased commodity costs were the primary factors behind the y-o-y decline		Lower volumes and negative operating performance, primarily in Europe, continue to weigh on results	

a/ - On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adjusted-EBITDA for Seating, SS&M, and Interiors do not contain central costs that are not allocated back to the operations. Prior period presentation of reportable segments has been recast to conform to current segment reporting structure

CASH FLOW & BALANCE SHEET

	Q4 18	Q4 17		9/30/18	9/30/17
OPERATING CASH FLOW	$439M	$446M	CASH & CASH EQUIVALENTS	$687M	$709M
CAPITAL EXPENDITURES	$(132)M	$(160)M	TOTAL DEBT	$3,430M	$3,478M
FREE CASH FLOW	$307M	$286M	NET DEBT	$2,743M	$2,769M
			NET LEVERAGE	2.29x	1.73x

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

LOOKING FORWARD

- Doug DelGrosso, ADNT's newly appointed president and CEO is executing his 100-day plan
- Prioritizing resources on most severe under performing manufacturing sites and future launches, focus on SS&M and Seating Americas
- All facets of the business are under review to identify profit improvement and cash generation opportunities
- The challenges faced in 2018 will continue to have a significant impact in fiscal 2019
- Full year fiscal 2019 guidance expected to be provided in January

ADIENT ● FISCAL FOURTH QUARTER 2018 EARNINGS ● 2

CONTACTS MARY KAY DODERO MARK OSWALD MEDIA +1 734 254 7704 INVESTORS +1 734 254 3372 Mary.Kay.Dodero@adient.com Mark.A.Oswald@adient.com Adient is a global leader in automotive seating. With 85,000 employees operating in 238 manufacturing/assembly plants in 34 countries worldwide, we produce and deliver automotive seating for all vehicle classes and all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design all the way to engineering and manufacturing ? and into more than 25 million vehicles every year. For more information on Adient, please visit adient.com. Cautionary Statement Regarding Forward-Looking Statements: Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed ?forward-looking statements? within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient?s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as ?may,? ?will,? ?expect,? ?intend,? ?estimate,? ?anticipate,? ?believe,? ?should,? ?forecast,? ?project? or ?plan? or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient?s control, that could cause Adient?s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the impact of tax reform legislation through the Tax Cuts and Jobs Act, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, the ability of Adient to execute its SS&M turnaround plan, the ability of Adient to identify, recruit and retain key leadership, the ability of Adient to meet debt service requirements, the ability and terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, the ability of Adient to effectively integrate the Futuris business, and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Adient?s business is included in the section entitled ?Risk Factors? in Adient?s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the SEC on November 22, 2017 and quarterly reports on Form 10-Q filed with the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient?s businesses. Such projections reflect various assumptions of Adient?s management concerning the future performance of Adient?s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon Use of Non-GAAP Financial Information: This document also contains non-GAAP financial information because Adient?s management believes it may assist investors in evaluating Adient?s on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient?s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2019 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. ADIENT FISCAL FOURTH QUARTER 2018 EARNINGS 3

Appendix Page 1 Adient plc Condensed Consolidated Statements of Income (Unaudited) Three Months Ended Twelve Months Ended September 30, September 30, (in millions, except per share data) 2018 2017 2018 2017 Net sales $ 4,145 $ 3,979 $ 17,439 $ 16,213 Cost of sales 3,966 3,671 16,528 14,805 Gross profit 179 308 911 1,408 Selling, general and administrative expenses 133 127 694 691 Restructuring and impairment costs 809 40 1,181 46 Equity income (loss) (281) 248 (13) 522 Earnings (loss) before interest and income taxes (1,044) 389 (977) 1,193 Net financing charges 35 33 144 132 Income (loss) before income taxes (1,079) 356 (1,121) 1,061 Income tax provision (benefit) 256 (5) 480 99 Net income (loss) (1,335) 361 (1,601) 962 Income attributable to noncontrolling interests 20 17 84 85 Net income (loss) attributable to Adient $ (1,355) $ 344 $ (1,685) $ 877 Diluted earnings (loss) per share $ (14.51) $ 3.67 $ (18.06) $ 9.34 Shares outstanding at period end 93.4 93.1 93.4 93.1 Diluted weighted average shares 93.4 93.7 93.3 93.9

Appendix Page 2

Adient plc

Condensed Consolidated Statements of Financial Position

(Unaudited)

September 30,

(in millions) 2018 2017

Assets

Cash and cash equivalents $ 687 $ 709

Accounts receivable - net 2,091 2,224

Inventories 824 735

Other current assets 707 831

Current assets 4,309 4,499

Property, plant and equipment - net 1,683 2,502

Goodwill 2,182 2,515

Other intangible assets - net 460 543

Investments in partially-owned affiliates 1,407 1,793

Assets held for sale 37 —

Other noncurrent assets 864 1,318

Total assets $ 10,942 $ 13,170

Liabilities and Shareholders’ Equity

Short-term debt $ 8 $ 38

Accounts payable and accrued expenses 3,432 3,402

Other current liabilities 752 888

Current liabilities 4,192 4,328

Long-term debt 3,422 3,440

Other noncurrent liabilities 564 782

Redeemable noncontrolling interests 47 28

Shareholders’ equity attributable to Adient 2,392 4,279

Noncontrolling interests 325 313

Total liabilities and shareholders’ equity $ 10,942 $ 13,170

Appendix Page 3 Adient plc Condensed Consolidated Statements of Cash Flows (Unaudited) Three Months Ended Twelve Months Ended September 30, September 30, (in millions) 2018 2017 2018 2017 Operating Activities Net income (loss) attributable to Adient $ (1,355) $ 344 $ (1,685) $ 877 Income attributable to noncontrolling interests 20 17 84 85 Net income (loss) (1,335) 361 (1,601) 962 Adjustments to reconcile net income (loss) to cash provided (used) by operating activities: Depreciation 100 89 400 337 Amortization of intangibles 11 8 47 21 Pension and postretirement benefit expense (benefit) (22) (44) (36) (41) Pension and postretirement contributions, net 3 (15) 11 (38) Equity in earnings of partially-owned affiliates, net of dividends received (65) 126 (55) (91) Impairment of nonconsolidated partially owned affiliate 358 358 Gain on previously-held interest (151) (151) Deferred income taxes 102 (43) 344 (52) Non-cash restructuring and impairment charges 783 1,134 Equity-based compensation 4 12 47 45 Other 4 (9) 11 (6) Changes in assets and liabilities: Receivables 130 (51) 73 30 Inventories (52) (25) (106) (10) Other assets 96 (35) 46 13 Restructuring reserves (27) (35) (135) (179) Accounts payable and accrued liabilities 189 236 143 (113) Accrued income taxes 160 22 (2) 19 Cash provided (used) by operating activities 439 446 679 746 Investing Activities Capital expenditures (132) (160) (536) (577) Sale of property, plant and equipment 48 17 53 44 Acquisition of businesses, net of cash acquired (247) (247) Changes in long-term investments (5) (4) (11) Loans to affiliates 11 Other (2) (4) Cash provided (used) by investing activities (73) (397) (487) (795) Financing Activities Net transfers from Parent prior to separation 606 Cash transferred from former Parent post separation 315 Increase (decrease) in short-term debt (8) 31 (31) (7) Increase in long-term debt 183 Repayment of long-term debt (1) (2) (302) Share repurchases (40) Cash dividends (26) (26) (103) (52) Dividends paid to noncontrolling interests (17) (32) (74) (79) Other 1 (3) 3 Cash provided (used) by financing activities (51) (27) (213) 627 Effect of exchange rate changes on cash and cash equivalents (6) 18 (1) 26 Increase (decrease) in cash and cash equivalents $ 309 $ 40 $ (22) $ 604

Appendix
Page 4

Footnotes

1. Segment Results

During the second quarter of fiscal 2018, Adient restructured certain of its management organization resulting in a realignment of its reportable segments. Adient also began using adjusted EBITDA to assess the performance of its segments and ceased allocating certain corporate-related costs to its segments. Prior period segment information has been recast to align with this change in organizational structure, the use of a new performance metric and to reflect unallocated corporate-related costs. Pursuant to this change, Adient now operates in the following three reportable segments for financial reporting purposes:

- Seating: This segment produces complete seat systems for automotive and other mobility applications, as well as certain components of complete seat systems, such as foam, trim and fabric.
- Seat Structures & Mechanisms (SS&M): This segment produces seat structures and mechanisms for inclusion in complete seat systems that are produced by Adient or others.
- Interiors: This segment, derived from Adient's global automotive interiors joint ventures, produces instrument panels, floor consoles, door panels, overhead consoles, cockpit systems, decorative trim and other products.

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, incremental "Becoming Adient" costs, separation costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,	
(in millions)	2018	2017	2018	2017
Net Sales				
Seating	$ 3,749	$ 3,605	$ 15,704	$ 14,742
SS&M	705	670	3,003	2,810
Eliminations	(309)	(296)	(1,268)	(1,339)
Total net sales	$ 4,145	$ 3,979	$ 17,439	$ 16,213

Appendix
Page 5

(in millions)	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Twelve Months Ended September 30, 2018	Twelve Months Ended September 30, 2017
Adjusted EBITDA				
Seating	$ 301	$ 403	$ 1,411	$ 1,578
SS&M	(34)	4	(168)	82
Interiors	6	22	62	93
Corporate-related costs (1)	(22)	(39)	(105)	(148)
Becoming Adient (2)	(12)	(37)	(62)	(95)
Separation costs (3)	—	—	—	(10)
Restructuring and impairment costs (4)	(809)	(40)	(1,181)	(46)
Purchase accounting amortization (5)	(17)	(14)	(69)	(43)
Restructuring related charges (6)	(18)	(9)	(61)	(37)
Pension mark-to-market (7)	24	45	24	45
Impairment of nonconsolidated partially owned affiliate (8)	(358)	—	(358)	—
Gain on previously-held interest (9)	—	151	—	151
Depreciation (10)	(99)	(88)	(393)	(332)
Stock based compensation (11)	(3)	(6)	(37)	(29)
Other items (12)	(3)	(3)	(40)	(16)
Earnings before interest and income taxes	(1,044)	389	(977)	1,193
Net financing charges	(35)	(33)	(144)	(132)
Income before income taxes	$ (1,079)	$ 356	$ (1,121)	$ 1,061

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal, finance and marketing.

(2) Reflects incremental expenses associated with becoming an independent company. Includes non-cash costs of $1 million and $13 million in the three and twelve months ended September 30, 2018, respectively, and includes non-cash costs of $17 million and $30 million in the three and twelve months ended September 30, 2017, respectively.

(3) Reflects expenses associated with and incurred prior to the separation from the former Parent.

(4) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420. Also incudes a non-cash pre-tax impairment charge of $787 million (post-tax charge of $718 million) during the three months ended September 30, 2018 related to SS&M long-lived assets that were in use as of September 30, 2018 in support of current programs. On-going performance issues on the current programs within the North American and European regions led to an impairment assessment of each region and resulted in the recognition of such impairment charge. The twelve months ended September 30, 2018 also includes a non-cash goodwill impairment charge of $299 million associated with SS&M and a $49 million non-cash impairment charge related to assets held for sale.

(5) Reflects amortization of intangible assets, including those related to partially owned affiliates recorded within equity income.

(6) Reflects restructuring related charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420.

(7) Reflects net mark-to-market adjustments on pension and postretirement plans.

(8) During the three months ended September 30, 2018, the Company recorded a non-cash pre-tax impairment charge related to its YFAI investment balance of $358 million (post-tax charge of $322 million). On-going performance issues within the YFAI business led Adient to perform an impairment analysis of its YFAI investment and resulted in the recognition of such impairment charge, which has been recorded within equity income.

Appendix Page 6 (9) Adient amended the agreement with a seating joint venture in China, giving Adient control of the previously non-consolidated JV. Adient began consolidating in July 2017 and was required to apply purchase accounting, including recognizing a gain on its previously held interest, which has been recorded in equity income. (10) For the three and twelve months ended September 30, 2018, depreciation excludes $1 million and $7 million, respectively, which is included in restructuring related charges discussed above. For the three and twelve months ended September 30, 2017, depreciation excludes $1 million and $5 million, respectively, which is included in Becoming Adient costs discussed above. (11) For the three and twelve months ended September 30, 2018, stock based compensation excludes $1 million and $10 million, respectively. For three and twelve months ended September 30, 2017, stock based compensation excluded $6 million and $16 million, respectively. These amounts are included in Becoming Adient costs discussed above. (12) The three months ended September 30, 2018 includes $3 million of integration costs associated with the acquisition of Futuris. The twelve months ended September 30, 2018 includes $22 million of integration costs associated with the acquisition of Futuris, a $1 million credit related to prior period adjustments, $11 million of non-recurring consulting fees related to SS&M and $8 million related to the impact of the U.S. tax reform legislation at YFAI. The three months ended September 30, 2017 includes $3 million of transaction costs associated with the acquisition of Futuris. The twelve months ended September 30, 2017 primarily includes $3 million of transaction costs associated with the acquisition of Futuris and $12 million of initial funding of the Adient foundation.

Appendix Page 7 2. Earnings Per Share The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share: Three Months Ended Twelve Months Ended September 30, September 30, (in millions) 2018 2017 2018 2017 Income available to shareholders Net income (loss) attributable to Adient $ (1,355) $ 344 $ (1,685) $ 877 Weighted average shares outstanding Basic weighted average shares outstanding 93.4 93.1 93.3 93.5 Effect of dilutive securities: Stock options, unvested restricted stock and unvested performance share awards 0.6 0.4 Diluted weighted average shares outstanding 93.4 93.7 93.3 93.9

Appendix Page 8 3. Non-GAAP Measures Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted free cash flow, Net debt and Net leverage as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient’s on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations. Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales. Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales. Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits. Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes. Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares. Adjusted equity income is defined as equity income excluding amortization of Adient’s intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income. Free cash flow is defined as cash from operating activities less capital expenditures. Adjusted free cash flow is defined as free cash flow adjusted for cash transferred from the former Parent post separation. Net debt is calculated as gross debt less cash and cash equivalents. Net leverage is calculated as net debt divided by the last twelve months of adjusted EBITDA.

Appendix
Page 9

Summarized Income Statement Information

(in millions, except per share data)	Three Months Ended September 30, 2018 As reported	2018 As adjusted	2017 As reported	2017 As adjusted
Net sales	$ 4,145	$ 4,145	$ 3,979	$ 3,979
Equity income (loss)	(281)	89	248	103
Earnings (loss) before interest and income taxes	(1,044)	149	389	296
Earnings before interest, income taxes, stock based compensation, depreciation and amortization	N/A	251	N/A	390
Net financing charges	35	35	33	33
Income (loss) before income taxes	(1,079)	114	356	263
Income tax provision	256	(30)	(5)	27
Net income (loss) attributable to Adient	(1,355)	122	344	217
Diluted earnings (loss) per share	(14.51)	1.30	3.67	2.32

(in millions, except per share data)	Twelve Months Ended September 30, 2018 As reported	2018 As adjusted	2017 As reported	2017 As adjusted
Net sales	$ 17,439	$ 17,439	$ 16,213	$ 16,213
Equity income (loss)	(13)	385	522	394
Earnings (loss) before interest and income taxes	(977)	770	1,193	1,244
Earnings before interest, income taxes, stock based compensation, depreciation and amortization	N/A	1,200	N/A	1,605
Net financing charges	144	144	132	132
Income (loss) before income taxes	(1,121)	626	1,061	1,112
Income tax provision	480	8	99	149
Net income (loss) attributable to Adient	(1,685)	527	877	876
Diluted earnings (loss) per share	(18.06)	5.62	9.34	9.33

The following table reconciles equity income to adjusted equity income:

(in millions)	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Twelve Months Ended September 30, 2018	Twelve Months Ended September 30, 2017
Equity income (loss)	$ (281)	$ 248	$ (13)	$ 522
Purchase accounting amortization (3)	6	6	22	22
Restructuring related charges (4)	6	—	10	1
Impairment of YFAI investment (6)	358	—	358	—
US tax reform legislation at YFAI	—	—	8	—
Gain on previously held interest (7)	—	(151)	—	(151)
Adjusted equity income	$ 89	$ 103	$ 385	$ 394

Appendix Page 10 The following table reconciles net income (loss) attributable to Adient to adjusted EBITDA: Three Months Ended Twelve Months Ended September 30, September 30, (in millions) 2018 2017 2018 2017 Net income (loss) attributable to Adient $ (1,355) $ 344 $ (1,685) $ 877 Income attributable to noncontrolling interests 20 17 84 85 Income tax provision (13) 256 (5) 480 99 Financing charges 35 33 144 132 Earnings (loss) before interest and income taxes (1,044) 389 (977) 1,193 Becoming Adient (1) 12 37 62 95 Separation costs (1) ? ? ? 10 Restructuring and impairment costs (2) 809 40 1,181 46 Purchase accounting amortization (3) 17 14 69 43 Restructuring related charges (4) 18 9 61 37 Pension mark-to-market (5) (24) (45) (24) (45) Impairment of YFAI investment (6) 358 ? 358 ?Gain on previously-held interest (7) ? (151) ? (151) Other items (8) (9) 3 3 40 16 Adjusted EBIT 149 296 770 1,244 Stock based compensation (10) 3 6 37 29 Depreciation (11) 99 88 393 332 Adjusted EBITDA $ 251 $ 390 $ 1,200 $ 1,605 Net sales $ 4,145 $ 3,979 $ 17,439 $ 16,213 Adjusted EBIT $ 149 $ 296 $ 770 $ 1,244 Adjusted EBIT margin 3.6% 7.4% 4.4% 7.7%

Appendix Page 11 Segment Performance: Three months ended September 30, 2018 Corporate/ Seating SS&M Interiors Eliminations Consolidated Net sales $ 3,749 $ 705 N/A $ (309) $ 4,145 Adjusted EBITDA $ 301 $ (34) $ 6 $ (22) $ 251 Adjusted EBITDA margin 8.0% -4.8% N/A N/A 6.1% Three months ended September 30, 2017 Corporate/ Seating SS&M Interiors Eliminations Consolidated Net sales $ 3,605 $ 670 N/A $ (296) $ 3,979 Adjusted EBITDA $ 403 $ 4 $ 22 $ (39) $ 390 Adjusted EBITDA margin 11.2% 0.6% N/A N/A 9.8% Twelve months ended September 30, 2018 Corporate/ Seating SS&M Interiors Eliminations Consolidated Net sales $ 15,704 $ 3,003 N/A $ (1,268) $ 17,439 Adjusted EBITDA $ 1,411 $ (168) $ 62 $ (105) $ 1,200 Adjusted EBITDA margin 9.0% -5.6% N/A N/A 6.9% Twelve months ended September 30, 2017 Corporate/ Seating SS&M Interiors Eliminations Consolidated Net sales $ 14,742 $ 2,810 N/A $ (1,339) $ 16,213 Adjusted EBITDA $ 1,578 $ 82 $ 93 $ (148) $ 1,605 Adjusted EBITDA margin 10.7% 2.9% N/A N/A 9.9%

Appendix
Page 12

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended September 30,					
	2018			2017		
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income before income taxes	Tax impact	Effective tax rate
As reported	(1,079)	256	-23.7%	356	(5)	-1.4%
Adjustments	1,193	(286)	-24.0%	(93)	32	-34.4%
As adjusted	$ 114	$ (30)	(26.3)%	$ 263	$ 27	10.3%

	Twelve Months Ended September 30,					
	2018			2017		
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income before income taxes	Tax impact	Effective tax rate
As reported	(1,121)	480	-42.8%	1,061	99	9.3%
Adjustments	1,747	(472)	-27.0%	51	50	98.0%
As adjusted	$ 626	$ 8	1.3%	$ 1,112	$ 149	13.4%

The following table reconciles net income (loss) attributable to Adient to adjusted net income (loss) attributable to Adient:

	Three Months Ended September 30,		Twelve Months Ended September 30,	
(in millions)	2018	2017	2018	2017
Net income (loss) attributable to Adient	$ (1,355)	$ 344	$ (1,685)	$ 877
Becoming Adient costs [(1)]	12	37	62	95
Separation costs [(1)]	—	—	—	10
Restructuring and impairment costs [(2)]	809	40	1,181	46
Purchase accounting amortization [(3)]	17	14	69	43
Restructuring related charges [(4)]	18	9	61	37
Pension mark-to-market [(5)]	(24)	(45)	(24)	(45)
Impairment of YFAI investment [(6)]	358	—	358	—
Gain on previously-held interest [(7)]	—	(151)	—	(151)
Other items [(8)] [(9)]	3	3	40	16
Impact of adjustments on noncontrolling interests [(12)]	(2)	(2)	(7)	(2)
Tax impact of above adjustments and other tax items [(13)]	286	(32)	472	(50)
Adjusted net income attributable to Adient	$ 122	$ 217	$ 527	$ 876

Appendix
Page 13

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share:

	Three Months Ended September 30,		Twelve Months Ended September 30,	
	2018	2017	2018	2017
Diluted earnings (loss) per share as reported	$ (14.51)	$ 3.67	$ (18.06)	$ 9.34
Becoming Adient costs [(1)]	0.13	0.39	0.67	1.01
Separation costs [(1)]	—	—	—	0.11
Restructuring and impairment costs [(2)]	8.64	0.43	12.61	0.49
Purchase accounting amortization [(3)]	0.19	0.15	0.75	0.46
Restructuring related charges [(4)]	0.20	0.10	0.66	0.39
Pension mark-to-market [(5)]	(0.25)	(0.48)	(0.25)	(0.48)
Impairment of YFAI investment [(6)]	3.83	—	3.83	—
Gain on previously-held interest [(7)]	—	(1.61)	—	(1.61)
Other items [(8)] [(9)]	0.03	0.03	0.43	0.17
Impact of adjustments on noncontrolling interests [(12)]	(0.02)	(0.02)	(0.07)	(0.02)
Tax impact of above adjustments and other tax items [(13)]	3.06	(0.34)	5.05	(0.53)
Adjusted diluted earnings per share	$ 1.30	$ 2.32	$ 5.62	$ 9.33

The following table presents net debt and net leverage ratio calculations:

	September 30,	
(in millions, except net leverage)	**2018**	**2017**
Cash	$ 687	$ 709
Total debt	3,430	3,478
Net debt	$ 2,743	$ 2,769
Adjusted EBITDA (last twelve months)	$ 1,200	$ 1,605
Net leverage:	2.29 x	1.73 x

The following table reconciles cash from operating activities to adjusted free cash flow:

	Three Months Ended September 30,		Twelve Months Ended September 30,	
(in millions)	**2018**	**2017**	**2018**	**2017**
Operating cash flow	$ 439	$ 446	$ 679	$ 746
Capital expenditures	(132)	(160)	(536)	(577)
Free cash flow	$ 307	$ 286	$ 143	169
Cash from former Parent				315
Adjusted free cash flow				$ 484

Appendix
Page 14

The following table reconciles adjusted EBITDA to Free cash flow:

(in millions)	Three Months Ended September 30, 2018	Twelve Months Ended September 30, 2018
Adjusted EBITDA	$ 251	$ 1,200
(-) Interest paid	(57)	(143)
(+/-) Tax refund/taxes paid	5	(139)
(-) Restructuring (cash)	(35)	(174)
(+/-) Change in trade working capital	351	225
(+/-) Net equity in earnings	(77)	(95)
(+/-) Other	1	(195)
Operating cash flow	$ 439	$ 679
Capital expenditures	(132)	(536)
Free cash flow	$ 307	$ 143

(1) Becoming Adient costs reflect incremental expenses associated with becoming an independent company. Separation costs reflect expenses associated with, and incurred prior to, the separation from Johnson Controls International plc. Of the $12 million of Becoming Adient costs in the three months ended September 30, 2018, $9 million is included within cost of sales and $3 million is included within selling, general and administrative expenses. Of the $37 million of Becoming Adient costs in the three months ended September 30, 2017, $19 million is included within cost of sales and $18 million is included within selling, general and administrative expenses. Of the $62 million of Becoming Adient costs in the twelve months ended September 30, 2018, $46 million is included within cost of sales and $16 million is included within selling, general and administrative expenses. Of the $95 million of Becoming Adient costs in the twelve months ended September 30, 2017, $55 million is included within cost of sales and $40 million is included within selling, general and administrative expenses. The $10 million of separation costs in the twelve months ended September 30, 2017 is included within selling, general and administrative expenses.

(2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420. Also incudes a non-cash pre-tax impairment charge of $787 million (post-tax charge of $718 million) during the three months ended September 30, 2018 related to SS&M long-lived assets that were in use as of September 30, 2018 in support of current programs. On-going performance issues on the current programs within the North American and European regions led to an impairment assessment of each region and resulted in the recognition of such impairment charge. The twelve months ended September 30, 2018 also includes a non-cash goodwill impairment charge of $299 million associated with SS&M and a $49 million non-cash impairment charge related to assets held for sale.

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income. Of the $17 million in the three months ended September 30, 2018, $11 million is included within selling, general and administrative expenses, and $6 million is included within equity income. Of the $14 million in the three months ended September 30, 2017, $8 million is included within selling, general and administrative expenses and $6 million is included within equity income. Of the $69 million in the twelve months ended September 30, 2018, $1 million is included within cost of sales, $46 million is included within selling, general and administrative expenses, and $22 million is included within equity income. Of the $43 million in the twelve months ended September 30, 2017, $1 million is included within cost of sales, $20 million is included within selling, general and administrative expenses, and $22 million is included within equity income.

Appendix Page 15 (4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 along with restructuring costs at partially owned affiliates recorded within equity income. Of the $18 million in the three months ended September 30, 2018, $12 million is included within cost of sales and $6 million is included within equity income. Of the $9 million in the three months ended September 30, 2017, $7 million is included within cost of sales and $2 million is included within selling, general and administrative expenses. Of the $61 million in the twelve months ended September 30, 2018, $51 million is included within cost of sales and $10 million is included within equity income. Of the $37 million in the twelve months ended September 30, 2017, $34 million is included within cost of sales, $2 million is included within selling, general and administrative expenses and $1 million is included within equity income. (5) Reflects net mark-to-market adjustments on pension and postretirement plans. Of the $24 million gain in the three and twelve months ended September 30, 2018, $2 million is included within cost of sales and $22 million is included within selling, general and administrative expenses. Of the $45 million gain in the three and twelve months ended September 30, 2017, $4 million is included within cost of sales and $41 million is included within selling, general and administrative expenses. (6) During the three months ended September 30, 2018, the Company recorded a non-cash pre-tax impairment charge related to its YFAI investment balance of $358 million (post-tax charge of $322 million). On-going performance issues within the YFAI business led Adient to perform an impairment analysis of its YFAI investment and resulted in the recognition of such impairment charge, which has been recorded within equity income. (7) In 2017, an amendment to the rights agreement with a Seating affiliate in China was finalized, giving Adient control of the previously non-consolidated JV. Adient began consolidating the affiliate in July 2017 and was required to apply purchase accounting, including recognizing a gain on our previously held interest, which has been recorded in equity income. (8) The three months ended September 30, 2018 includes $3 million of integration costs associated with the acquisition of Futuris, which is included within cost of sales. The three months ended September 30, 2017 includes $3 million of transaction costs associated with the acquisition of Futuris, which is included within selling, general and administrative expenses. (9) The twelve months ended September 30, 2018 includes $22 million of integration costs associated with the acquisition of Futuris, of which $18 million is included within cost of sales and $4 million is included within selling, general and administrative expenses. Also included in the twelve months ended September 30, 2018 is a $1 million credit related to prior period adjustments ($11 million is included within cost of sales partially offset by $12 million included within selling, general and administrative expenses), $11 million of non-recurring consulting fees related to SS&M included within selling, general and administrative expenses and $8 million related to the impact of the U.S. tax reform legislation at YFAI included within equity income. The twelve months ended September 30, 2017 primarily includes $3 million of transaction costs associated with the acquisition of Futuris which is included within selling, general and administrative expenses and $12 million of initial funding of the Adient foundation which is included within selling, general and administrative expenses. (10) Stock based compensation excludes $1 million and $10 million for the three and twelve months ended September 30, 2018, respectively, and excludes $6 million and $16 million for the three and twelve months ended September 30, 2017, respectively. These amounts are included in Becoming Adient costs discussed above. (11) Depreciation excludes $1 million and $7 million for the three and twelve months ended September 30, 2018, respectively, which are included in restructuring related charges discussed above. Depreciation excludes $1 million and $5 million for the three and twelve months ended September 30, 2017, respectively, which are included in Becoming Adient costs discussed above. (12) Reflects the impact of adjustments, primarily purchase accounting amortization, on noncontrolling interests. See Note 4 for more information. (13) The income tax provision for the three and twelve months ended September 30, 2018 includes a non-cash tax charge of $439 million to establish valuation allowances against net deferred tax assets in certain jurisdictions because of the ongoing performance issues and the associated decline in profits in those jurisdictions. Also included in the income tax provision for the three months ended September 30, 2018 is a non-cash tax benefit of $48 million related to the impact of US tax reform. The impact of US tax reform on the income tax provision for the twelve months ended September 30, 2018 is a non-cash tax charge of $210 million.

Appendix Page 16 4. Revisions to Previously Reported Amounts Adient has revised its adjusted net income attributable to Adient and adjusted diluted EPS for the first and second quarters of fiscal 2018 and the fourth quarter of fiscal 2017 as a result of adjusting income attributable to noncontrolling interests for purchase accounting amortization at one of its affiliates. For the second quarter of fiscal 2018, this revision increased income attributable to noncontrolling interests by $2 million and decreased adjusted net income attributable to Adient by the same amount, which also resulted in a decrease to adjusted diluted EPS of $0.03. For the first quarter of fiscal 2018, this revision increased income attributable to noncontrolling interests by $1 million and decreased adjusted net income attributable to Adient by the same amount, which also resulted in a decrease to adjusted diluted EPS of $0.01. For the fourth quarter of fiscal 2017, this revision increased income attributable to noncontrolling interests by $2 million and decreased adjusted net income attributable to Adient by the same amount, which also resulted in a decrease to adjusted diluted EPS of $0.02.